CERTIFICATE NO: 3776925

                             THE COMPANIES ACT 1985

                          ----------------------------


                        PRIVATE COMPANY LIMITED BY SHARES

                          -----------------------------



                                   MEMORANDUM

                                     - AND -

                             ARTICLES OF ASSOCIATION

                                       OF

                         CINERGY GLOBAL TRADING LIMITED

                    ----------------------------------------

                           INCORPORATED ON 25 MAY 1999

                    ----------------------------------------









EVERSHEDS
115 COLMORE ROW
BIRMINGHAM B3 3AL

REF:  ART.28

BIRCORP: 187734

                             THE COMPANIES ACT 1985

                       A PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                         CINERGY GLOBAL TRADING LIMITED

1.   THE COMPANY'S NAME IS "CINERGY GLOBAL TRADING LIMITED".1

2.   The Company's registered office is to be situated in England and Wales.

3.   The Company's objects are:

     (i) To carry on all or any of the businesses of a sales and trading company in relation to natural and all other types of gas, oil, and any other natural resources, in the UK or elsewhere, in any manner whatsoever and for all purposes, including without limitation exploration, discovery, drilling, mining, extracting, producing, treating, transporting, carrying, shipping, distributing, selling, buying, supplying (whether on a commercial or consumer basis or otherwise), storing, brokering, dealing, speculating, importing, exporting, providing consultancy services, and any other business related thereto, including the application for and holding of all necessary licences and consents.

     ii) To carry on all or any of the business of an electricity generating, sale and trading company, in the UK or elsewhere, in any manner whatsoever and for all purposes, including without limitation generating, producing, processing, transmitting, transforming, converting, distributing, selling, buying, supplying (whether on a commercial or consumer basis or otherwise), brokering, dealing, speculating, importing and exporting electricity, providing electricity consultancy services, and any other business related thereto, including the application for and holding of all necessary licences and consents.





          ----------------------------------------------------------------------
          1 The Company was formerly known as Foray 1229 Limited. Its name was changed by special resolution on 6 July 1999.



     (iii) To carry on business as a general commercial company.

     (iv) To carry on any other business or activity which may seem to the Company capable of being carried on directly or indirectly for the benefit of the Company.

     (v) To acquire by any means any real or personal property or rights whatsoever and to use, exploit and develop the same.

     (vi) To conduct, promote and commission research and development in connection with any activity or proposed activity of the Company, and to apply for and take out, purchase or otherwise acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, know-how, formulae, licences, concessions and the like (and any interest in any of them) and any exclusive or non-exclusive or limited right to use, and any secret or other information as to, any invention or secret process of any kind; and to use, exercise, develop, and grant licences in respect of, and otherwise turn to account and deal with, the property, rights and information so acquired.

     (vii)To acquire by any means the whole or any part of the assets, and to undertake the whole or any part of the liabilities, of any person carrying on or proposing to carry on any business or activity which the Company is authorised to carry on or which can be carried on in connection therewith, and to acquire an interest in, amalgamate with or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, whether fully or partly paid up, debentures, or other securities or rights that may be agreed upon.

     (viii) To subscribe for, underwrite, purchase or otherwise acquire, and to hold, and deal with, any shares, stocks, debentures, bonds, notes and other securities, obligations and other investments of any nature whatsoever and any options or rights in respect of them; and otherwise to invest and deal with the money and assets of the Company.

     (ix) To lend money and give credit to any person.

     (x)  To borrow money, obtain credit and raise finance in any manner.

     (xi) To secure by mortgage, charge, lien or other form of security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, the performance or discharge by the Company or any other person of any obligation or liability.

     (xii)To provide any guarantee or indemnity in respect of the performance or discharge of any obligation or liability by, or otherwise for the benefit of, any person.

     (xiii) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

     (xiv)To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence or authorisation of any government, state, department or other authority (international, national, local, municipal or otherwise) for enabling the Company to carry any of its objects into effect or for extending any of the Company's powers or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any actions, steps, proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company or of its members.

     (xv) To enter into any arrangements with any government, state, department or other authority (international, national, local municipal or otherwise), or any other person, that may seem conducive to the Company's objects or any of them, and to obtain from any such government, state, department, authority, or person, and to carry out, exercise and exploit, any charter, contract, decree, right, privilege or concession which the Company may think desirable.

     (xvi) To do all or any of the following, namely:

          (1) to establish, provide, carry on, maintain, manage, support, purchase and contribute (in cash or in kind) to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the given of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any description (whether in kind or otherwise), incentives, bonuses, assistance (whether financial or otherwise) and accommodation in such manner and on such terms as the company thinks fit to, and to make payments for or towards the insurance of -

               (a)  any  individuals  who  are  or  were  at  any  time  in  the employment of, or directors or officers of (or held comparable or equivalent office in), or acted as consultants or advisers to or agents for -

                    (i) the Company or any company which is or was its parent company or is or was a subsidiary undertaking of the Company or any such parent company; or

                    (ii) any  person  to  whose  business  the  Company  or  any subsidiary undertaking of the Company is, in whole or in part, a successor directly or indirectly; or

                    (iii)any person  otherwise  allied to or associated with the
                         Company;

               (b) any other individuals whose service has been of benefit to the Company or who the Company considers have a moral claim on the Company; and

               (c) the spouses, widows, widowers, families and dependants of any such individuals as aforesaid; and

          (2) to establish, provide, carry on, maintain, manage, support and provide financial or other assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which the company considers likely to benefit or further the interests of any of the aforementioned individuals, spouses, widows, widowers, families and dependants.

     (xvii) To establish, maintain, manage, support and contribute (in cash or in kind) to any schemes or trusts for the acquisition of shares in the Company or its parent company by or for the benefit of any individuals who are or were at any time in the employment of, or directors or officers of, the Company or any company which is or was its parent company or is or was a subsidiary undertaking of the Company or any such parent company, and to lend money to any such individuals to enable them to acquire shares in the Company or in its parent company and to establish, maintain, manage and support (financially or otherwise) any schemes for sharing profits of the Company or any other such company as aforesaid with any such individuals.

     (xviii) To subscribe or contribute (in cash or in kind) to, and to promote or sponsor, any charitable, benevolent or useful object of a public character or any object which the Company considers may directly or indirectly further the interests of the Company, its employees or its members.

     (xix)To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered, in connection with the formation, promotion and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

     (xx) To the extent permitted by law, to give any kind of financial assistance, directly or indirectly, for the acquisition of shares in the Company or any parent company of the Company or for the reduction or discharge of any liability incurred for the purpose of such an acquisition.

     (xxi)To issue, allot and grant options over securities of the Company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the Company or any services rendered to, or at the request of, or for the benefit of, the Company or as security for, or indemnity for, or towards satisfaction of, any liability or obligation undertaken or agreed to be undertaken by or for the benefit of the Company, or in consideration of any obligation or liability (even if valued at less than the nominal value of such securities) or for any other purpose.


     (xxii) To procure the Company to be registered or recognised in any part of the world.

     (xxiii) To promote any other company or entity for the purpose of acquiring all or any of the property or undertaking any of the liabilities of the Company, or both, or of undertaking any business or activity which may appear likely to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities of any such company or entity as aforesaid.

     (xxiv) To dispose by any means of the whole or any part of the assets of the Company or of any interest therein.

     (xxv)To distribute among the members of the Company in kind any assets of the Company.

     (xxvi) To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

     (xxvii) To do all such other things as may be deemed, or as the Company considers, incidental or conducive to the attainment of the above objects or any of them.

     AND  IT IS HEREBY DECLARED that in this clause:

     A) unless the context otherwise requires, words in the singular include the plural and vice versa;

     B) unless the context otherwise requires, a reference to a person includes a reference to a body corporate (including, without prejudice to the generality of that term, any company which is a parent company of the Company or is a subsidiary undertaking of the Company or any such parent company, or is associated in any way with the Company) and to an unincorporated body of persons:

     C) a reference to any property, right or asset includes a reference to any interest in it, and a reference to any liability includes a reference to any loss;

     D) references to "other" and "otherwise" shall not be construed eiusdem generis where a wider construction is possible;

     E) a reference to anything which the Company thinks fit or desirable or considers or which may seem (whether to the Company or at large) expedient, conducive, calculated or capable, or to any similar expression connoting opinion or perception, includes, in relation to any power exercisable by or matter within the responsibility of the directors of the Company, a reference to any such thing which the directors so think or consider or which may so seem to the directors or which is in the opinion or perception of the directors;

     F) the expressions "subsidiary undertaking" and "parent company" have the same meaning as in section 258 of and Schedule 10A to the Companies Act 1985 or any statutory modification or re-enactment of it;

     G) nothing in any of the foregoing paragraphs of this clause is to be taken (unless otherwise expressly stated) as requiring or permitting the Company to exercise any power only for the benefit of the Company or only in furtherance of any of its objects;

     H) the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the Company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

4.   The liability of the members is limited.

5. The share capital of the Company is(pound)1,000, divided into 1,000 shares of(pound)1.00 each. -------- 1



WE, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum and we agree to take the number of shares shown opposite our respective names.

 Names and Addresses                                 Number of shares
   of Subscribers                                      taken by each
                                                         Subscriber

JACQUELINE FISHER                                           One
926 Kingstanding Road
Birmingham
B44 9NG

Secretary




JOANNE LINDSEY CLARKE                                       One
10 Gordon Road
Harborne
Birmingham
B16 9HB


Solicitor



--------------------------------------------------------------------------------
     DATED 13TH May 1999
--------------------------------------------------------------------------------

     WITNESS to the above signatures:

     KIM FALLAN
     50 Quarry Lane
     Northfield
     Birmingham
     B31 2PY

     Secretary





                             THE COMPANIES ACT 1985

                             -----------------------


                        PRIVATE COMPANY LIMITED BY SHARES

                             -----------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                         CINERGY GLOBAL TRADING LIMITED

1. PRELIMINARY

The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these Articles (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2. INTERPRETATION

In these Articles and in Table A the following expressions have the following meanings unless inconsistent with the context:-

    "the Act"                     the Companies Act 1985 including any statutory
                                  modification or re-enactment thereof for the time being in force.

    "these Articles"              these Articles of Association whether as
                                  originally adopted or as from time to time altered by special resolution.

    "clear days"                  in relation to the period of a notice means
                                  that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

    "the directors"               the directors for the time being of the
                                  Company or (as the context shall require) any of them acting as the board of directors of the Company.

    "executed"                    includes any mode of execution.

    "the holder"                  in relation to shares means the member whose
                                  name is entered in the register of members as the holder of the shares.

    "office"                      the registered office of the Company.

    "seal"                        the common seal of the Company (if any).

    "secretary"                   the secretary of the Company or any other
                                  person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

    "share"                       includes any interest in a share.

    "the United Kingdom"          Unless the context otherwise requires, words
                                  or expressions contained in these Articles and in Table A bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company. Regulation 1 of Table A shall not apply to the Company.


3.   SHARE CAPITAL

     3.1  The   authorised   share  capital  of  the  Company  at  the  time  of
          incorporation  of  the  Company   is(pound)1,000  divided  into  1,000
          ordinary shares of(pound)1.00 each.

     3.2 No shares comprised in the authorised share capital of the Company from time to time shall be issued without the consent in writing of the holder or holders (in aggregate) of a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Act) nor shall any share be issued at a discount or otherwise to be issued in breach of the provisions of these Articles or of the Act.

     3.3 Regulation 4 of Table A and, in accordance with section 91(1) of the Act, sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

4.   LIEN

     The Company shall have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 of Table A shall be modified accordingly.

5.   CALLS ON SHARES AND FORFEITURE

     There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase the liability of any member in default in respect of a call, the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

6.   TRANSFER OF SHARES

     The first sentence in regulation 24 of Table A shall not apply to the Company. The words "They may also" at the beginning of the second sentence of that regulation shall be replaced by the words "The directors may".

7.   GENERAL MEETINGS

     The directors may call general meetings and regulation 37 of Table A shall not apply to the Company.

8.   NOTICE OF GENERAL MEETING

     8.1 A notice convening a general meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and regulation 38 of Table A shall be modified accordingly. The words "or a resolution appointing a person a director" and paragraphs (a) and (b) in regulation 38 of Table A shall be deleted and the words "in accordance with section 369(3) of the Act" shall be inserted after the words "if it is so agreed" in that regulation.

     8.2 All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the profit and loss account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

     8.3 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

9.   PROCEEDINGS AT GENERAL MEETINGS

     9.1 The words, "save that, if and for so long as the Company has only one person as a member, one member present in person or by proxy shall be a quorum" shall be added at the end of the second sentence of regulation 40 of Table A.

     9.2 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor the member or members present in person or by proxy or (being a body corporate) by representative and entitled to vote upon the business to be transacted shall constitute a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. Regulation 41 of Table A shall not apply to the Company.

10.  VOTES OF MEMBERS

     10.1 Regulation 54 of Table A shall not apply to the Company. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member entitled to vote who (being an individual) is present in person or by proxy (not being himself a member entitled to vote) or (being a corporate body) is present by a representative or proxy (not being himself a member entitled to vote) shall have one vote and, on a poll, every member shall have one vote for each share of which he is the holder.

     10.2 The words "be entitled to" shall be inserted between the words "shall" and "vote" in regulation 57 of Table A.

     10.3 A member shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

11.  NUMBER OF DIRECTORS

     11.1 Regulation 64 of Table A shall not apply to the Company.

     11.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one.

12.  ALTERNATE DIRECTORS

     12.1 An alternate director shall be entitled to receive notice of all meetings of the directors and of all meetings of committees of the directors of which his appointor is a member (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor at such meeting a as director in his absence. An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Regulation 66 of Table A shall not apply to the Company.

     12.2 A director, or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present and the final sentence of regulation 88 of Table A shall not apply to the Company.

     12.3 Save as otherwise provided in the regulations of the Company, an alternate director shall be deemed for the purposes specified in
          Article 12.1 to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply to the Company.

13.  APPOINTMENT AND RETIREMENT OF DIRECTORS

     13.1 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

     13.2 A member or members holding a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Act) shall have power at any time, and from time to time, to appoint any person to be a director, either as an additional director (provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force) or to fill a vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be made by notice in writing to the Company signed by the member or members making the same or, in the case of a member being a corporate body, signed by one of its directors or duly authorised officers or by its duly authorised attorney and shall take effect upon lodgement of such notice at the office.

     13.3 The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

     13.4 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force.

14.  DISQUALIFICATION AND REMOVAL OF DIRECTORS

     The office of a director shall be vacated if:-

     14.1 he ceases to be a director by virtue of any provision of the Act or these Articles or he becomes prohibited by law from being a director; or

     14.2 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     14.3 he is, or may be, suffering from mental disorder and either:-

          14.3.1 he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

          14.3.2 an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     14.4 he resigns his office by notice to the Company; or

     14.5 he shall for more than six consecutive months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

     14.6 he is removed from office as a director pursuant to Article 13.2; and regulation 81 of Table A shall not apply to the Company.


15.  GRATUITIES AND PENSIONS

     Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or their dependants) of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies Act 1989) of the Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16.  PROCEEDINGS OF THE DIRECTORS

     16.1 Whensoever the minimum number of the directors shall be one pursuant to the provisions of Article 11.2, a sole director shall have authority to exercise all the powers and discretions which are expressed by Table A and by these Articles to be vested in the directors generally and regulations 89 and 90 of Table A shall be modified accordingly.

     16.2 Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director notwithstanding his office:-

          16.2.1 may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

          16.2.2 may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

          16.2.3 may or any firm or company of which he is a member or director may act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

          16.2.4 shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

          16.2.5 shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in any of Articles 16.2.1 to 16.2.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

     16.3 For the purposes of Article 16.2:-

          16.3.1 a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

          16.3.2 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

          16.3.3 an interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when the Company was incorporated) connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.



     16.4 Any director (including an alternate director) may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the Act, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

     16.5 Regulation 88 of Table A shall be amended by substituting for the sentence:-

          "It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom" the following sentence:-

          "Notice of every meeting of the directors shall be given to each director and his alternate, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United Kingdom for service".

     16.6 Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

17.  THE SEAL

     If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the Company has a seal. Regulation 101 of Table A shall not apply to the Company.

18.  NOTICES

     18.1 In regulation 112 of Table A, the words "by telex to a telex number supplied by the member for such purpose or" shall be inserted immediately after the words "or by sending it" and the words "first class" shall be inserted immediately before the words "post in a prepaid envelope".

     18.2 Where a notice is sent by first class post, proof of the notice having been posted in a properly addressed, prepaid envelope shall be conclusive evidence that the notice was given and shall be deemed to have been given at the expiration of 24 hours after the envelope containing the same is posted. Where a notice is sent by telex receipt of the appropriate answer back shall be conclusive evidence that the notice was given and the notice shall be deemed to have been given at the time of transmission following receipt of the appropriate answer back. Regulation 115 of Table A shall not apply to the Company.

     18.3 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

19.  WINDING UP

     In regulation 117 of Table A, the words "with the like sanction" shall be inserted immediately before the words "determine how the division".

20.  INDEMNITY

     20.1 Subject to the provisions of section 310 of the Act every director (including an alternate director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the court, and no director (including an alternate director) or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the lawful execution of the duties of his office or in relation thereto. Regulation 118 of Table A shall not apply to the Company.

     20.2 The directors shall have power to purchase and maintain at the expense of the Company for the benefit of any director (including an alternate director), officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act and subject to the provisions of the Act against any other liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director (including an alternate director), officer or auditor.

     20.3 The directors may authorise directors of companies within the same group of companies as the Company to purchase and maintain insurance at the expense of the Company for the benefit of any director (including an alternate director), other officer or auditor of such company in respect of such liability, loss or expenditure as is referred to in Article 20.2.








                Names, addresses and descriptions of Subscribers


JACQUELINE FISHER
926 Kingstanding Road
Birmingham
B44 9NG

Secretary


JOANNA LINDSEY CLARKE
10 Gordon Road
Harborne
Birmingham
B16 9HB

Solicitor


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         DATED:  13TH May 1999
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Witness to the above signatures:-

KIM FALLAN
50 Quarry Lane
Northfield
Birmingham
B31 2PY

Secretary